FOR IMMEDIATE RELEASE

Contacts:

Alfred E. Brennan, Chairman & Chief Executive Officer
Arthur L. Herbst, Jr., President & Chief Financial Officer

(312) 644-6400

YOUNG INNOVATIONS, INC. BOARD OF DIRECTORS DECLARES SPECIAL CASH DIVIDEND

St. Louis, MO., November 16, 2010 – Young Innovations, Inc. (NASDAQ – YDNT) today announced that its Board of Directors declared a special cash dividend of $1.00 per share, payable December 20, 2010 to all shareholders of record on November 29, 2010. This dividend is in addition to the quarterly dividend of $0.04 per share which was previously declared on October 20, 2010.

Chairman and CEO Alfred Brennan commented, “This special cash dividend payable before the end of the year provides an attractive current return to our shareholders in a favorable tax environment. Our strong balance sheet allows the Company to provide a current reward to our shareholders while still preserving significant capacity to invest in strategic growth opportunities.”

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's consumables product offering includes disposable and metal prophy angles, prophy cups and brushes, dental micro-applicators, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. In addition, the Company offers a line of diagnostic products that includes panoramic X-ray machines and related supplies. The Company believes it is a leading U.S. manufacturer or distributor of prophy angles and cups, liquid surface disinfectants, dental micro-applicators and obturation units designed for warm, vertical condensation.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995.  Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions.  These statements are not guarantees of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.  Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, those disclosed in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.